UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 17, 2012

Wal-Mart Stores, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06991	71-0415188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 Southwest 8th Street

Bentonville, Arkansas 72716-0215

(Address of Principal Executive Offices) (Zip code)

Registrant’s telephone number, including area code:

(479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

In accordance with Item 2.02 of Form 8-K of the Securities and Exchange Commission (the “SEC”), Wal-Mart Stores, Inc., a Delaware corporation (the “Company”), is furnishing to the SEC a press release that the Company will issue on May 17, 2012 (the “Press Release”). The Press Release will disclose information regarding the Company’s results of operations for the three months ended April 30, 2012 and the Company’s financial condition as of April 30, 2012.

The Press Release provides information regarding certain financial measures that may be considered non-GAAP financial measures (each, a “Non-GAAP Measure”) under the rules of the SEC. Those Non-GAAP Measures are:

•	The Company’s free cash flow, calculated as set forth in the Press Release, for the three-month periods ended April 30, 2012 and 2011 (“Free Cash Flow”).

•	The Company’s return on investment (“ROI”), calculated as set forth in the Press Release, for the trailing twelve-month periods ended April 30, 2012 and 2011.

•

Financial measures stated to be presented on a constant currency basis (each, an “Adjusted Constant Currency Measure”). The Adjusted Constant Currency Measures are calculated by translating the results of the Company’s Walmart International operating segment (“Walmart International”) for a current fiscal period in the local currencies in which Walmart International operates into U.S. dollars using the currency exchange rates used to translate the similar results of Walmart International for the prior year comparable period into U.S. dollars to report those prior year comparable period results in the Company’s consolidated financial statements for that prior year comparable period and excluding the effect of acquisitions on such current fiscal period results until the effect of such acquisitions are included in both the current fiscal period results and the prior year comparable period results. The Adjusted Constant Currency Measures included in the Press Release exclude the effect of the results attributable to the Netto stores in the United Kingdom and of the Company’s majority-owned subsidiary, Massmart Holdings Limited, the acquisitions of which the Company completed during the three months ended July 31, 2011 (the “Acquisitions”).

•

The Company’s total U.S. comparable store sales for the thirteen-week periods ended April 27, 2012 and April 29, 2011 (the “Total U.S. Comparable Store Sales”), the comparable club sales of the Company’s Sam’s Club operating segment (“Sam’s Club”) for the thirteen-week periods ended April 27, 2012, April 29, 2011 and July 29, 2011 and the projected comparable club sales of Sam’s Club for the thirteen-week period ending July 27, 2012, in each case calculated by excluding the fuel sales of Sam’s Club for such periods.

•

The net sales of Sam’s Club for the three months ended April 30, 2012, excluding the fuel sales of Sam’s Club for that three-month period, and the percentage increase in the net sales of Sam’s Club for the three months ended April 30, 2012, excluding the fuel sales of Sam’s Club for that three-month period, over the net sales of Sam’s Club for the three months ended April 30, 2011, excluding the fuel sales of Sam’s Club for that three-month period.

•

The increase in the Company’s consolidated membership and other income for the three months ended April 30, 2012 over the Company’s consolidated membership and other income for the three months ended April 30, 2011, excluding from the Company’s consolidated membership and other income for the three months ended April 30, 2011, a gain of $51 million on the sale of an investment by the Company’s Chilean subsidiary that was recorded in the three months ended April 30, 2011.

•

The increase in the Company’s consolidated operating income for the three months ended April 30 2012 over the Company’s consolidated operating income for the three months ended April 30, 2011 excluding the effect of $50 million of net pre-tax items realized by the Company in the three months ended April 30, 2011.

The Press Release provides information that reconciles Free Cash Flow, ROI and Total U.S. Comparable Store Sales and the Sam’s Club comparable club sales for the thirteen-week periods ended April 27, 2012 and April 29, 2011 to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (“GAAP”). Exhibit 99.2 to this Current Report on Form 8-K, the information in which is incorporated into this Item 2.02 by reference, sets forth reconciliations of each other Non-GAAP Measure that appears in the Press Release and the most directly comparable financial measures calculated and presented in accordance with GAAP to the extent such reconciliations are reasonably practicable.

The Company’s management believes that the presentation of the Non-GAAP Measures discussed above (other than Free Cash Flow and ROI, which are discussed in the Press Release) provides useful information to investors regarding the Company’s financial condition and results of operations as to the periods for which they are presented for the following reasons:

•

The Company is required to translate Walmart International’s operating results as stated in local currencies into U.S. dollars to report the Company’s consolidated results of operations in accordance with generally accepted accounting principles as in effect in the United States. Period-over-period comparisons of the Company’s consolidated results of operations can be affected by the differences between currency exchange rates in the prior fiscal period to which the comparison is made and the currency exchange rates in the current fiscal period as reflected in the Company’s consolidated results of operations reported in U.S. dollars, making an investor’s assessment of the underlying performance of Walmart International and its effect on total company underlying performance for the current fiscal period more difficult. Moreover, the inclusion of the results of acquisitions in the Company’s consolidated results of operations and the results of operations of Walmart International for current periods when such acquisitions had not been consummated during the prior year comparable periods makes it more difficult for investors to assess the comparative period-over-period underlying performance of Walmart International and total company underlying performance without the effect on such underlying performance of such acquisitions on the current periods’ results. The presentation of the Adjusted Constant Currency Measures permits investors to understand the combined effects of currency exchange rate translations and acquisitions on the Company’s consolidated net sales and consolidated operating income and Walmart International’s net sales and operating income and on the period-over-period increases in the Company’s consolidated net sales and consolidated operating income and Walmart International’s net sales, in each case for the periods as to which the Adjusted Financial Measures are presented, and what the Company’s financial performance as reflected by those measures would have been for the periods for which the Adjusted Financial Measures are presented without the combined effects of currency exchange rate translations and such acquisitions.

•

The presentation of the Company’s total U.S. comparable store sales, Sam’s Club’s comparable club sales, the net sales of Sam’s Club and the period-over-period percentage increase in the net sales of Sam’s Club, calculated, in each case, excluding the fuel sales of Sam’s Club, permits investors to understand the effect of such fuel sales, which are affected by the volatility of fuel prices, on the Company’s total U.S. comparable store sales, on Sam’s Club’s comparable club sales and on Sam’s Club’s net sales for the periods presented.

•

The presentation of the period-over-period increase in the Company’s consolidated membership and other income, calculated excluding the gain from the sale of an investment recorded in the three months ended April 30, 2011, permits investors to assess the Company’s period-over-period underlying performance with respect to the consolidated membership and other income of the Company without the effect of a gain of a type that is not frequently included in the Company’s consolidated membership and other income.

•

The presentation of the increase in the Company’s consolidated operating income for the three months ended April 30, 2012 over the Company’s consolidated operating income for the three months ended April 30, 2011 excluding the effect of $50 million of net pre-tax items realized in the three months ended April 30, 2011 permits investors to assess the Company’s period-over-period underlying performance with respect to the Company’s consolidated operating income without the effect of those items, which were an aggregation of items of types that do not occur frequently in the Company’s operations.

Item 8.01. Other Information.

The Audit Committee of the Company’s Board of Directors (the “Audit Committee”), which is composed solely of independent directors, is conducting an internal investigation into, among other things, alleged violations of the U.S. Foreign Corrupt Practices Act (the “FCPA”) and other alleged crimes or misconduct in connection with foreign subsidiaries including Wal-Mart de México, S.A.B. de C.V. (“Walmex”) and whether prior allegations of such violations and/or misconduct were appropriately handled by the Company. The Audit Committee and the Company have engaged outside counsel from a number of law firms and other advisors who are assisting in the on-going investigation of these matters. The Company is also conducting a voluntary global review of its policies, practices and internal controls for FCPA compliance. The Company is engaged in strengthening its global anti-corruption compliance programs through appropriate remedial anti-corruption measures. In November 2011, the Company voluntarily disclosed that investigative activity to the U.S. Department of Justice (the “DOJ”) and the SEC.

The Company has been informed by the DOJ and the SEC that it is also the subject of their respective investigations into possible violations of the FCPA. The Company is cooperating with the investigations by the DOJ and the SEC. A number of federal and local government agencies in Mexico have also recently initiated investigations of these matters. Walmex is cooperating with the Mexican governmental agencies conducting these investigations. Furthermore, lawsuits relating to the matters under investigation have recently been filed by several of the Company’s shareholders against it, its current directors, certain of its former directors, certain of its current and former officers and certain of Walmex’s current and former officers.

The Company could be exposed to a variety of negative consequences as a result of the matters noted above. There could be one or more enforcement actions in respect of the matters that are the subject of some or all of the ongoing government investigations, and such actions, if brought, may result in judgments, settlements, fines, penalties, injunctions, cease and desist orders or other relief, criminal convictions and/or penalties. The shareholder lawsuits may result in judgments against the Company and its current and former directors and officers named in those proceedings. The Company cannot predict accurately at this time the outcome or impact of the government investigations, the shareholder lawsuits, or its own internal investigation and review. In addition, the Company expects to incur costs in responding to requests for information or subpoenas seeking documents, testimony and other information in connection with the government investigations, in defending the shareholder lawsuits, and in conducting its internal investigation and review, and it cannot predict at this time the ultimate amount of all such costs. These matters may require the involvement of certain members of the Company’s senior management that could impinge on the time they have available to devote to other matters relating to the business. The Company may also see ongoing media and governmental interest in these matters that could impact the perception among certain audiences of its role as a corporate citizen.

The Company is in the early stages of assessing and responding to the governmental investigations, the shareholder lawsuits, and its internal investigation and review are on-going. Although the Company does not presently believe that these matters will have a material adverse effect on its business, given the inherent uncertainties in such situations, the Company can provide no assurance that these matters will not be material to its business in the future.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1—A copy of the Press Release being furnished pursuant to the foregoing Item 2.02 is included herewith as Exhibit 99.1.

Exhibit 99.2—Reconciliations of Certain Non-GAAP Measures to Most Directly Comparable GAAP Measures being furnished pursuant to the foregoing Item 2.02 are included herewith as Exhibit 99.2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2012

WAL-MART STORES, INC.

By:	/s/ Gordon Y. Allison
Name:	Gordon Y. Allison
Title:	Vice President and General Counsel, Corporate